Exhibit 99.1

PRESS RELEASE - FOR IMMEDIATE RELEASE

INYX UPDATES FINANCIAL GUIDANCE FOR 2005 AND 2006
Mid-Term Outlook is ‘Increased Materially’

New York, NY - September 13, 2005 - Inyx, Inc. (OTC BB: IYXI), a specialty pharmaceutical company with a focus on niche drug delivery technologies and products, today reported updated financial guidance for 2005 and 2006.

“As a result of our company’s strategic United Kingdom acquisition of the Celltech manufacturing operation two weeks ago and our strategic alliance with King Pharmaceuticals announced last week, Inyx’s industry positioning has changed and been enhanced significantly. Inyx’s mid-term financial outlook also has been increased materially,” said Jack Kachkar, M.D., Chairman and Chief Executive Officer of Inyx, Inc.

Inyx now expects consolidated revenues in 2006 to exceed $125 million with earnings before interest and taxes approaching 20% and net after-tax earnings of better than 10%, Dr. Kachkar reported. Previously, the company’s guidance expected 2006 revenues to be in the range of $75 million with net earnings of about $7 million.

Inyx now expects 2005 revenues to well exceed $50 million, up from earlier guidance of approximately $50 million. The company now expects to have earnings before interest and taxes approaching $3 million for full year 2005. Inyx expects to have a net loss in the range of $7 million for 2005, primarily because of increased interest expenses and one-time costs related to both the U.K. acquisition and a U.S. acquisition this past March. In 2004, Inyx had revenues of $15.7 million and a $16.9 million net loss.

“Because our new U.K. acquisition will only contribute four months of earnings and revenues to Inyx in 2005, and because our strategic alliance with King Pharmaceuticals will not start to make a material contribution to Inyx’s operating results until 2006, our increased interest expenses will not be offset until next year,” the Inyx CEO explained. “We will also benefit from the expected introduction of Inyx’s first two proprietary products in 2006.”

On September 8, 2005, Inyx and King Pharmaceuticals, Inc. (NYSE: KG) announced that they have entered into a long-term, strategic alliance that includes Inyx’s first revenue-sharing deal with a client. On August 31, 2005, Inyx announced completion of its strategic acquisition of Celltech Manufacturing Services Limited in Ashton, England (near Manchester), expanding Inyx’s development and production capabilities into solid dose and injectable drug delivery as well as more extensive dry powder inhaler products, which broaden Inyx’s abilities to serve the United Kingdom, Europe and Asia. On March 31, 2005, Inyx completed its acquisition of certain assets and business of Aventis Pharmaceuticals Puerto Rico Inc. from sanofi-aventis Group (NYSE: SNY), providing Inyx with a strategic operating base in the United States.

“These are three ‘transforming events’ that have occurred in a short span of time. Moreover, they have transformed Inyx into a true specialty pharmaceutical company,” noted Dr. Kachkar. In this regard, Inyx has established a new wholly owned subsidiary, Exaeris, Inc., to conduct marketing alliances separate from its contract development and manufacturing operations in order to best serve both clients and partners.

“Each of our company’s three transforming events has been driven by Inyx’s niche drug delivery technologies and expertise,” added the Inyx CEO.

The company’s niches include:

-
Inyx is one of only several companies with proven expertise in the conversion to non-ozone-depleting aerosol pharmaceuticals, which is mandated by most countries around the world - including now the United States, the world’s largest market. For instance, over 90% of the asthma inhalers sold in the U.S. last year contained ozone-depleting chlorofluorocarbon (CFC) propellants that will need to be converted to non-CFC inhalers. Today, Inyx is focused on assisting clients in converting from CFC to non-CFC products, particularly hydrofluoroalkane (HFA) aerosol pharmaceuticals.

-
Inyx now has a comprehensive platform of inhalation drug delivery technologies and products, including metered dose inhalers (MDIs), dry powder inhalers (DPIs), metered dose nasal sprays and oral sprays. There is increasing interest today in medication delivered through the lungs, which provides faster delivery than oral pills because of bypassing the digestive tract, as with an injection. With inhalation delivery, however, there is no pain or patient reluctance associated with needle use, so patient compliance tends to be much higher.

-
Inyx also has a patented platform technology that utilizes a novel lipid-binding matrix for delivering incompatible or unstable drug substances, which enhances delivery of not only single molecule but also combination inhalation therapy drugs. Physicians are now increasingly prescribing combination drug therapies for treating chronic, systemic conditions.

-
Inyx also is one of the few companies with proprietary technology and expertise in hydrocarbon aerosol foam pharmaceuticals, which are increasingly replacing conventional creams and liquids in dermatological and other topical treatments. This is because foam or mousse modality provides the benefits of: better skin penetration and faster treatment; no greasy residue left on skin or clothing; and no need to rub in the medication and possibly causing additional skin irritation and/or contamination, as foam dissipates by itself into the skin.

Inyx’s initial proprietary products include:

-	“Beclomethasone” (generic steroid name) used as an anti-inflammatory nasal spray for the treatment of allergy, which is expected to be ready for commercial marketing by the end of 2005.

-	Novel wound-care spray that utilizes “barrier-pack” technology, enabling 360-degree spraying, which is expected to be ready for commercial marketing in the second half of 2006.

-
Nitroglycerin spray for the treatment of angina, expected to be the first of its class for the U.S. market utilizing a HFA non-ozone-depleting propellant, which will now be produced at Inyx’s new site in Puerto Rico (rather than in the U.K.) and is expected to be ready for commercial marketing by 2007.

“Inyx has a number of other proprietary products in its pipeline that are planned for development and introduction through to 2010 as patents expire,” said Dr. Kachkar. These include: MDIs, PDIs, nasal pumps, oral sprays and topical hydrocarbon aerosols. “We are focusing on generic products and innovative drug delivery systems, which are line extension of established products or overcoming present propellant incompatibility and consumer-use issues in aerosol pharmaceuticals, including combination inhalation-therapy drugs,” the Inyx CEO said.

About Inyx
Inyx, Inc. is a specialty pharmaceutical company with niche drug delivery technologies and products for the treatment of respiratory, allergy, dermatological, topical and cardiovascular conditions. Inyx focuses its expertise on both prescription and over-the-counter pharmaceutical products, and provides specialty pharmaceutical development and production consulting services. In addition, Inyx is developing its own proprietary products to be marketed by selected clients and strategic partners. The company’s operations are conducted through several wholly owned subsidiaries, including: Inyx USA, Ltd., based in Manati, Puerto Rico; Inyx Pharma Limited, near Manchester, England; Inyx Europe Limited, also near Manchester; and Inyx Canada, Inc. in Toronto. Inyx, Inc.’s corporate offices are in New York City. For more information, please visit: www.inyxinc.com.

Safe Harbor
Statements about Inyx’s future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. Inyx intends that such forward-looking statements be subject to the safe harbors created thereby. Since these statements involve risks and uncertainties and are subject to change at any time, Inyx's actual results could differ materially from expected results. Some important factors which may cause results to differ materially from such forward-looking statements include dependence on Inyx’s abilities to carry out its business plan; dependence on compliance with the U.S. Food and Drug Administration and other U.S. and foreign government regulations that relate to Inyx’s operations; dependence on clients’ and alliances’ obtaining necessary regulatory approvals; dependence on the availability and cost of raw materials; dependence on changes in general economic and business conditions; changes in current pricing levels; changes in federal and state laws and regulations; changes in competition; unexpected changes in technologies and technological advances; and manufacturing capacity constraints. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the “Risk Factors” section and other sections of Inyx’s Form 10-K for the year ended December 31, 2004 and Form 10-Q for the second quarter ended June 30, 2005, which are on file with the U.S. Securities and Exchange Commission and can be viewed and downloaded from Inyx’s website.

For more information contact Jay Green at (212)838-1111. jgreen@inyxinc.com.